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                                                                    Exhibit 23.1

               Consent of Ernst & Young LLP, Independent Auditors

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 16, 2004 (except Note 20, as to which the date is March 4, 2004), in the Registration Statement on Form S-4 and the related Prospectus of AMH Holdings, Inc. for the registration of $446,000,000 of 11 1/4 % Senior Discount Notes due 2012.

/s/ Ernst & Young LLP

Cleveland, Ohio
May 12, 2004